Owlet Reports Preliminary Third Quarter 2022 Net Revenue Results

LEHI, Utah—October 19, 2022—Owlet, Inc. (NYSE: OWLT, “Owlet” or “the Company”) today reports preliminary unaudited net revenue results for the fiscal quarter ended September 30, 2022. The Company estimates its net revenues for the third quarter of this year will be $16 million to $18 million.

“We remain focused on growing sell-through, expanding our retail footprint and remaining disciplined in our cost management. We do expect to see quarterly sales variability as we continue to re-establish our product portfolio and head into a seasonal fourth quarter amidst ongoing uncertain economic conditions. We’re pleased with our operational progress in the third quarter of this year, following our cost restructuring in July,” said Kurt Workman, Owlet Chief Executive Officer and Co-Founder. “I’m proud of the team’s diligent effort to empower parents with the very best technology.”

Note Regarding Preliminary Unaudited Net Revenue Estimation
The preliminary unaudited net revenue results for the fiscal quarter ended September 30, 2022 have been prepared by, and are the responsibility of, management of the Company. The Company’s independent auditor has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary unaudited net revenue results and has not expressed any opinion or other form of assurance with respect to such results.

Preliminary return and chargeback allowances for the quarter, which impact the Company’s net revenue, have been estimated based upon historical averages and an initial analysis of claims received and are preliminary and subject to the completion of financial closing procedures and any potential receipt of new information. As a result, preliminary unaudited net revenue may differ materially from the amounts that will be reflected in the Company’s condensed consolidated financial statements for the third fiscal quarter of 2022. The Company expects to release its complete third quarter results in November 2022.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including the Company’s preliminary unaudited net revenue results for the third fiscal quarter of 2022. Generally, forward-looking statements include the words “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, risks and uncertainties related to preliminary financial results, including the risks that the preliminary unaudited financial results reported herein reflect information available to the Company only as of the date of this release, as well as those set forth in the

Company’s other releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. All future written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, Owlet operates in an evolving environment. In addition to the factors described above, new risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect us. Except as required by federal securities laws, the Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or otherwise, although we may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

About Owlet, Inc.
Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel more calm and confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. To learn more, visit www.owletcare.com.

Contacts
Investors
Mike Cavanaugh
Westwicke/ICR
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com

Media
Jane Putnam
Owlet, Inc.
Phone: +1.801.647.0025
jputnam@owletcare.com